(MONSANTO COMPANY LETTERHEAD)

EXHIBIT 99.1

Release   Immediately

Contact   Lori Fisher (314-694-8535)

     MONSANTO CHIEF FINANCIAL OFFICER SAYS FREE CASH GENERATION IS SUSTAINABLE

NEW YORK (Dec. 4, 2002) — Monsanto Chief Financial Officer Terry Crews said today that the company’s ability to generate strong free cash flow is sustainable throughout the 2002-2004 timeframe.

In his remarks at the Salomon Smith Barney 13th Annual Chemical Conference, Crews also said 2003 and 2004 are transition years for the company as gross profit generation from its seeds and technology traits businesses will surpass those generated by agricultural productivity products such as Roundup and other herbicides.

“We expect our seed business to thrive based on continuous improvements being made across the product portfolio,” Crews said. “Acreage planted with Monsanto’s herbicide-tolerant and insect-protected products also continues to grow, and we’re in the final stages of the regulatory process on two products which, upon registration and commercialization, will contribute to our results.”

The two products awaiting final clearance from the U.S. Environmental Protection Agency (EPA) are Bollgard II, which will provide a broader spectrum of insect control in cotton; and YieldGard Rootworm corn, which is expected to be the first biotechnology product marketed to combat the corn rootworm.

Crews also provided an update on the company’s expectations for its Latin American business in 2002. Currency devaluation for peso-based assets in Argentina, inventory reductions, and delaying sales closer to the actual use season in Latin America are expected to have a negative effect on earnings per share in the range of 82 cents to 85 cents. However, the actions taken to reduce risk in that region also are projected to benefit the company’s free cash flow by more than $150 million in 2002.

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“The actions we took this year in Latin America with our customers were designed to reduce risk and increase cash,” Crews said. “While the implementation of our actions are nearly complete, we’ll continue to closely monitor our business there, with a focus on reducing future risk from further economic uncertainty.”

Crews reiterated fourth-quarter and full-year earnings per share of 28 cents to 36 cents (excluding restructuring), and $1.15 to $1.23, respectively (excluding goodwill impairment and special items). He also said the company is on track to deliver between $400 million and $460 million in free cash flow for 2002. Crews also projected 2002 capital expenditures of $230 million.

To hear Crews’ presentation and view the accompanying slides, please go to Monsanto’s web site (www.monsanto.com) and select “Presentations” under the investor relations’ page. A replay of the webcast will be available on the Monsanto web site for two weeks.

Monsanto Company (NYSE: MON) is a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality

Free cash flow is cash flow from operations and investing.

Roundup, Bollgard and YieldGard are trademarks or registered trademarks owned by Monsanto Technology LLC.

References to Roundup products in this release mean Roundup branded and other glyphosate-based herbicides, excluding lawn and garden products.

Certain statements contained in this release, such as statements concerning the company’s anticipated financial results, current and future product performance, regulatory approvals, currency impact, business and financial plans and other non-historical facts are “forward-looking statements.” These statements are based on current expectations and currently available information. However, since these statements are based on factors that involve risks and uncertainties, the company’s actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: fluctuations in exchange rates and other developments related to foreign currencies and economies; increased generic and branded competition for the company’s Roundup herbicide; the accuracy of the company’s estimates and projections, for example, those with respect to product returns and grower use of our products and related distribution inventory levels; the effect of weather conditions and commodity markets on the agriculture business; the success of the company’s research and development activities and the speed with which regulatory authorizations and product launches may be achieved; domestic and foreign social, legal and political developments, especially those relating to agricultural products developed through biotechnology; the company’s ability to continue to manage its costs; the company’s ability to successfully market new and existing products in new and existing domestic and international markets; the company’s ability to obtain payment for the products that it sells; the company’s ability to achieve and maintain protection for its intellectual property; the effects of the company’s accounting policies and changes in generally accepted accounting principles; the company’s exposure to lawsuits and other liabilities and contingencies, including those related to intellectual property, product liability, regulatory compliance (including seed quality), environmental contamination and antitrust; the company’s ability to fund its short-term financing needs; general economic and business conditions; and other risks and factors detailed in the company’s filings with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on these forward-looking statements, which are current only as of the date of this release. The company disclaims any current intention to revise or update any forward-looking statements or any of the factors that may affect actual results, whether as a result of new information, future events or otherwise.